UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 12, 2014

HERCULES OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51582	56-2542838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2200 Houston, Texas		77046
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (713) 350-5100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 12, 2014, Hercules Offshore, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., UBS Securities LLC and Capital One Securities, Inc., as representatives of the initial purchasers listed on Schedule I to the Purchase Agreement (collectively, the “Initial Purchasers”), relating to the sale by the Company to the Initial Purchasers of $300.0 million aggregate principal amount of the Company’s 6.750% Senior Notes due 2022 (the “Notes”). The Notes were sold at par. The Company’s obligations under the Notes will be, jointly and severally, fully and unconditionally guaranteed (the “Guarantees”), on a senior unsecured basis, by each of the Company’s current and future domestic restricted subsidiaries (collectively, the “Guarantors,” and together with the Company, the “Issuers”) that incur or guarantee indebtedness under a credit facility, including the Company’s existing revolving credit facility. The net proceeds from the Notes offering will be approximately $294.8 million, after deducting the Initial Purchasers’ discount and estimated offering expenses. The Company expects to use all of the net proceeds, together with cash on hand, to fund its pending tender offer and consent solicitation for all of the Company’s outstanding $300.0 million aggregate principal amount of 7.125% senior secured notes due 2017 (the “7.125% Notes”) and to redeem any of the 7.125% Notes not purchased in the tender offer. The Purchase Agreement contains customary representations, warranties and indemnities by the Issuers in favor of the Initial Purchasers. The sale of the Notes to the Initial Purchasers pursuant to the Purchase Agreement is expected to close on March 26, 2014. The closing is subject to the satisfaction or waiver of customary conditions.

The Notes and Guarantees will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Initial Purchasers intend to resell the Notes and Guarantees in private sales exempt from registration under the Securities Act (i) inside the United States to “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“Rule 144A”), in accordance with Rule 144A and (ii) to other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act (“Regulation S”) in accordance with Regulation S. The Notes and Guarantees have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On March 12, 2014, the Company issued a press release announcing a cash tender offer and consent solicitation for its outstanding 7.125% Notes. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing by the Company under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 8.01	Other Events.

On March 12, 2014, the Company issued a press release announcing that it had commenced the Notes offering disclosed in Item 1.01 and Item 2.03 hereof. A copy of the press release is being filed as Exhibit 99.2 hereto and is incorporated herein by reference.

On March 12, 2014, the Company issued a press release announcing that it had priced the Notes offering disclosed in Item 1.01 and Item 2.03 hereof. A copy of the press release is being filed as Exhibit 99.3 and is incorporated herein by reference.

These announcements shall not constitute an offer to sell or the solicitation of an offer to buy the Notes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Purchase Agreement, dated March 12, 2014, by and among Hercules Offshore, Inc., the guarantors party thereto, Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., UBS Securities LLC and Capital One Securities, Inc., as representatives of the initial purchasers named in Schedule I thereto.

99.1	Press Release Announcing Tender Offer for the Company’s 7.125% Notes, dated March 12, 2014.

99.2	Press Release Announcing Private Offering of Notes, dated March 12, 2014.

99.3	Press Release Announcing Pricing of Notes, dated March 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: March 18, 2014	By:	/s/ Beau M. Thompson
Beau M. Thompson
General Counsel and Secretary

EXHIBIT INDEX

(d) Exhibits.

Exhibit Number	Description

10.1	Purchase Agreement, dated March 12, 2014, by and among Hercules Offshore, Inc., the guarantors party thereto, Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., UBS Securities LLC and Capital One Securities, Inc., as representatives of the initial purchasers named in Schedule I thereto.

99.1	Press Release Announcing Tender Offer for the Company’s 7.125% Notes, dated March 12, 2014.

99.2	Press Release Announcing Private Offering of Notes, dated March 12, 2014.

99.3	Press Release Announcing Pricing of Notes, dated March 12, 2014.